                                                                   EXHIBIT 23.08

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated November 22, 1999, relating to the consolidated financial statements of The Homebuyer's Fair, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

January 17, 2000